Investor Presentation First Quarter 2020 May 2020 Richard P. Smith – President & Chief Executive Officer John S. Fleshood – EVP & Chief Operating Officer Peter G. Wiese – EVP & Chief Financial Officer

SAFE HARBOR STATEMENT The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond our control. There can be no assurance that future developments affecting us will be the same as those anticipated by management. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the impact of changes in financial services policies, laws and regulations; technological changes; weather, natural disasters and other catastrophic events that may or may not be caused by climate change and their effects on economic and business environments in which the Company operates; the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; the costs or effects of mergers, acquisitions or dispositions we may make; the future operating or financial performance of the Company, including our outlook for future growth, changes in the level of our nonperforming assets and charge-offs; the appropriateness of the allowance for credit losses including the timing and effects of the implementation of the current expected credit losses model; any deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting standards and practices; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; our ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; our noninterest expense and the efficiency ratio; competition and innovation with respect to financial products and services by banks, financial institutions and non-traditional providers including retail businesses and technology companies; the challenges of integrating and retaining key employees; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks and the cost to defend against such attacks; the effect of a fall in stock market prices on our brokerage and wealth management businesses; and our ability to manage the risks involved in the foregoing. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of our website, https://www.tcbk.com/investor-relations and in other documents we file with the SEC. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results. 2 May 2020

AGENDA • Most Recent Quarter Recap • Company Overview • Lending Overview • Deposit Overview • Financials 3 May 2020

MOST RECENT QUARTER HIGHLIGHTS

Consistent Profitability	• Q1 2020 return on average assets was 1.00%, including an increase in loan provisioning of $8.3 million, as compared to 1.40% for the linked quarter. • Average yield on earning assets of 4.57% in Q1 2020 as compared to 4.65% in Q4 2019 and 4.77% in Q1 2019.
Industry Leading Net Interest Margin	• Net interest margin of 4.34% for Q1 2020 versus 4.39% in Q4 2019 and 4.52% in Q1 2019. • Loan to deposit ratio increased to 81% at Q1 2020 compared to 80% in the linked quarter and improved from 75% at Q4 2018. • Non-interest bearing deposits were 34.9% of total deposits.
Credit Quality	• Nonperforming assets to total assets of 0.31%, 0.30% and 0.34% at Q1 2020, Q4 2019 and Q1 2019, respectively is considered low and consistently outperforms peer rates. • Adoption & implementation of CECL combined with Q1 2020 loan loss provisioning resulted in the ratio of loan loss reserves to total loans to build from 0.71% at Q4 2019 to 1.32% at Q1-2020. • Actively monitoring approximately $610 million or 14% of the total loan portfolio with greater risk exposure resulting from the COVID-19 pandemic.
Experienced and Proven Team	• Well managed through past credit cycles. • Prudent and proactive risk management focus is complementary to strong asset quality. • Track record of well executed and accretive acquisitions.
Diverse Deposit Base	• Cost of total deposits declined to 0.19% in Q1 2020 as compared to 0.22% in Q4 2019
Capital and Liquidity Strength	• We remain well capitalized across all regulatory capital ratios. • Ample liquidity with on balance sheet resources in excess of $1.1 billion and additional access to nearly $2.0 billion in borrowing capacity.

4 May 2020

trico bancshares

COMPANY OVERVIEW 5 May 2020

COMPANY OVERVIEW Nasdaq: TCBK Headquarters: Chico, California Stock Price*: $30.75 Market Capitalization: $922 Million Asset Size: $6.5 Billion Deposits: $5.4 Billion Loans: $4.4 Billion Bank Branches: 75 ATMs: 99 Market Area: TriCo currently serves 29 counties throughout Northern and Central California. These counties represent over 30% of California’s population. * As of close of business April 28, 2020 6 May 2020

EXECUTIVE TEAM Rick Smith John Fleshood Peter Wiese President & CEO EVP Chief Operating Officer EVP Chief Financial Officer TriCo since 1993 TriCo since 2016 TriCo since 2018 Craig Carney Dan Bailey EVP Chief Credit Officer EVP Chief Retail Banking Officer TriCo since 1996 TriCo since 2007 7 May 2020

CONSISTENT EARNINGS TRACK RECORD $0.80 $24 $22 $0.70 $20 $0.60 $18 $16 $0.50 Millions) $14   $0.40 (in   $12 (Diluted)   $0.30 $10 E.P.S Earnings $8 $0.20 $6 $0.10 $4 $2 $0.00 Q4 Q1 Q2 Q3 Q4 * Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 2016 2017 2017 2017 2017 2018 2018 2018 2018 2019 2019 2019 2019 2020 Net Income $12.5 $12.1 $13.6 $11.9 $3.0 $13.9 $15.0 $16.2 $23.2 $22.7 $23.1 $23.4 $22.9 $16.1 Quarterly D. EPS $0.54 $0.52 $0.58 $0.51 $0.13 $0.60 $0.65 $0.53 $0.76 $0.74 $0.75 $0.76 $0.75 $0.53 * Impact of the Tax Cut and Jobs Act. 8 May 2020

DILUTED EARNINGS PER SHARE $3.00 $3.00 $2.54 $0.75 $2.50 $1.90 $1.94 $1.74 $0.76 $2.00 $0.76 $0.50 $0.54 $0.13 $1.50 $0.53 $0.51 $0.55 $0.53 $0.75 $1.00 $0.65 $0.58 $0.49 $0.41 $0.50 $0.74 $0.60 $0.46 $0.52 $0.53 $0.36 $- 2015 2016 2017 2018 2019 Q1 2020 Q1 Q2 Q3 Q4 9 May 2020

CONSISTENT ORGANIC GROWTH & DISCIPLINED ACQUIRER CAGR 5 yrs. 10.6% 10 yrs.11.6% Dollars in millions. Total Assets for periods ending 2005 – Q1 2020. 10 May 2020

“MONDAY MORNING EXECUTIVE TOPICS” • COVID-19 as a Capital Versus Earnings Event • Effectiveness of Government Mitigation Efforts • Opportunities - PPP Customer Dissatisfaction of Big Banks • Leveraging Current Technologies for Greater Efficiency and Cost Reductions • Duration of Lower Rate Environment – Sustaining Margin • Impacts of a Mobile Workforce on Culture • Digital Banking - Service and the Customer Experience • Building and Growing the Bank of the Future Using the Lessons from COVID-19 Pandemic 11 May 2020

OUR RESPONSE TO THE COVID-19 PANDEMIC AND ITS INITIAL IMPACTS

Organizational Readiness

- Implemented Pandemic Plan – Significant experience from past events.
- Immediately mobilized approximately 450 employees – roughly 40% of total employees working remotely.
- Management actively reviewing liquidity, funding, and capital stress plans and forecasts/scenarios.
- Immediate outreach to borrowers to assess stress, liquidity / cash flow and evolving issues.
- Annual meeting may include a virtual component in addition to traditional physical location.

Supporting Our Employees

- Maintaining full wages for employees whose work schedules are interrupted by shorter branch hours or family care needs.
- We have not furloughed any employees.
- Actively employing heightened safety measures across all facilities to protect our staff.
- Additional compensation incentives for certain employees supporting critical needs (Internal / External Programs).

Serving Our Customers

- Consumers, small businesses, and commercial customers can request to defer loan payments for up to 90-days (includes HELOCs, autos, residential mortgage, credit cards, and business term loans and lines.
- We are waiving late-fees and credit reporting during deferral period and eliminating fees for early withdrawal of CDs.
- Encouraging greater use of digital channels by increasing mobile deposit limits and providing extended hours for funds availability.
- Processed almost 1,200 PPP applications (~$300 million) through April 16th – affecting more than 27,000 jobs throughout our communities.
- We have generally maintained lobby access at all branches, but reduced hours to 10:00am – 3:00pm. We have 26 branches with drive-thru facilities – a number of these have been drive-thru only from time-to-time.
- Weekend hours have been temporarily discontinued (affecting 28 branches).

12 May 2020

trico bancshares

LOANS & ALLOWANCE FOR CREDIT LOSSES 13 May 2020

CONSISTENT LOAN GROWTH $5,000,000 $4,500,000 $4,000,000 $3,500,000 5.62% 5.50% 5.48% 5.46% 5.33% $3,000,000 5.52% 5.24% 5.37% 5.23% $2,500,000 5.16% $2,000,000 Total Loans (000’s) Total Loans $1,500,000 Loans Yield (%) $1,000,000 $500,000 $0 2014 2015 2016 2017 2018* Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Total Loans Loan Yield *Note: Q3 2018 includes acquisition of FNB Bancorp (Loan Yield was 5.04%) 14 May 2020

DIVERSIFIED LOAN PORTFOLIO CRE Non-Owner $1,634 Occupied $1,610 $559 Multifamily $518 CRE Non Own Loans, net % of CRE # Loans by Collateral ($MM) NOO CRE Owner $553 Occupied $546 Office $414 417 25% Retail 392 353 24% $534 Hotel/Motel 239 94 15% SFR Mortgage Warehouse 180 217 11% $543 Self Storage 86 46 5% $341 Light Industrial 56 80 3% SFR Equity Lines Mixed Use, Retail 43 46 3% $334 Restaurant/Bar 30 58 2% other (34 types) 193 244 12% $265 Commercial & Total $1,634 1,555 100% Industrial $250 3.8% 1.9% 5.5% CRE Non-Owner Occupied $242 6.1% Multifamily Construction $250 CRE Owner Occupied 37.3% 7.8% SFR Mortgage Agriculture & $167 SFR Equity Lines Farmland $178 12.2% Commercial & Industrial $84 Construction Auto & Other 12.6% 12.8% $84 Agriculture & Farmland Q1-2020 Q4-2019 Auto & Other . Dollars in millions, Net Book Value, excludes LHFS; Auto & other includes Leases 15 May 2020

CRE COLLATERAL VALUES 35% 30% 25% 20% 15% 10% Percent of Loan Segment by Percent of Loan LTV Range 5% 0% CRE Non-Owner Occupied CRE Owner Occupied Multifamily 16 May 2020

UNFUNDED LOAN COMMITMENTS Total Unfunded Commitments HELOC - BY VINTAGE as of Q1 2020: $1.25 billion* 7.00% $200 6.12% 6.25% 5.75% $82 6.00% 5.54% $175 5.35% 5.32% 5.17% 5.26% 5.34% 4.63% 4.81% 4.65% $150 5.00% 4.18% 3.91% 3.78% $125 4.00% $100 3.00% $75 2.00% $50 1.00% $25 0.00% $0 >2007 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 $1,653 $550 Principal Outstanding ($MM) Unfunded ($MM) Wtd Avg Rate Principal Outstanding Unfunded $31 $21 $235 $204 $563 $563 $544 $57 $337 $66 $262 $244 $168 $80 CRE NOO HELOC Multifamily CRE Owner SFR 1-4 Term C&I Construction Farm and Ag Consumer & Occupied other . Principal Outstanding excludes unearned fees and discounts/premiums ($ in millions) . Excludes Leases, DDA Overdraft, and Credit Card commitments 17 May 2020

LOAN YIELD COMPOSITION Loans, Outstanding Wtd Avg Fixed vs. Variable ($MM) Rate Fixed $1,456 4.82% • Over 80% of the variable rate loans are already Variable $2,925 4.80% at floors as of Q1 2020 Variable At Floor 2,375 4.66% • The most prominent index for the variable Variable Above Floor 476 5.35% portfolio is 5 Year Treasury CMT Variable No Floor 74 5.47% Total $4,381 4.80% Variable Rate Loan Floors Index Rate Decline Required Balance % of Variable Fixed vs. Variable, Total Loans to Reach Floor 3/31/2020 Loans Variable Floor Reached $ 2,394 81.2% Above 0-25 bps to Reach Floor 114 3.9% Floor Variable 11% 26-50 bps to Reach Floor 75 2.6% At Floor 54% 51-75 bps to Reach Floor Variable 69 2.3% No Floor 76-100 bps to Reach Floor 59 2.0% 2% 101-125 bps to Reach Floor 50 1.7% Fixed 33% 126-150 bps to Reach Floor 28 0.9% >150 bps to Reach Floor 83 2.8% No Floor 76 2.6% $ 2,948 100% . Dollars in millions, Wtd Avg Rate (weighted average rate) is as of 3/31/2020 and based upon outstanding principal and does not include impact of deferred fee or discount accretion 18 May 2020

AT-RISK INDUSTRIES Credit Exposures in At-Risk Industries $254 Hotel, Recreation and Leisure Composition Hotel, Recreation and Leisure $234 1% 2% 4% $104 Healthcare $76 7% $91 Retail Hotels and Motels $75 RV Parks and Camps $61 Restaurant, Bars and Catering Casino Hotels $57 Fitness Centers $53 Gas Stations 86% Other $48 Approximately $43 Trucking and Transportation 13.8% of Total $35 $27 Loans Healthcare Composition Grocery and Beverage Stores $23 $26 Personal and Professional Services 27% $22 39% Nursing and Residential Care $26 Facilities $22 Hospitals $16 Physicians Offices Education $15 15% Dentists Offices Other $3 Commitment Childcare 19% $2 . Dollars in millions, composition charts based upon Total Commitment 19 May 2020

Q4 2007 Loan Portfolio HISTORICAL NCOs $1.55B Outstanding 6.4% 5.9% Loss rates across the 2008-2012 cycle were 16.5% CRE Non Own 4.5% Multifamily heightened in HELOCs, Construction, and non-RE 11.4% secured segments CRE - OO 7.4% 15.2% 1-4 Fam 1st & 2nd HELOC 20.1% C&I Cumulative NCO 6.3% vs Q4 2007 Portfolio 12.7% Construction Farm & Ag Consumer & all other Annual “Through the Cycle” NCOs ($MM) 2012 $12.7 HELOC, 12.3% 2011 $19.7 C&I, 8.6% 1-4 Fam 1st & 2nd, 4.6% 2010 $30.4 Construction, 9.5% CRE Non 2.9% Own, CRE -2.7% OO, 2009 $23.6 Multifamily, 1.0% Farm & Ag, 0.5% Farm & 2008 $10.7 Consumer & all other, 8.1% Consumer Cumulative NCOs $97.1 MM) Cumulative NCO '08-'12 as % of Q4 2007 Loan Segment (10.0) - 10.0 20.0 30.0 40.0 50.0 . Dollars in millions, Consumer & all other includes Leases 20 May 2020

HYPOTHETICAL NET CHARGE-OFFS Q4 2007 Loan Portfolio Cumulative NCO 2008-2012 of $97MM (solid bars) $1.55B Outstanding vs. “through the cycle” 5-year NCO rates by loan CRE Non Own 6.4% 5.9% 16.5% segment applied to 2020 loan portfolio (dashed Multifamily 4.5% bars), for a hypothetical $188MM cumulative NCO, CRE - OO 11.4% 1-4 Fam 1st & 2nd or a 4.3% NCO rate. HELOC 7.4% 15.2% C&I CRE Non Own $7.5 $47.9 Construction 20.1% 12.7% $0.7 Farm & Ag Multifamily $5.4 Consumer & all other $6.4 CRE - OO $15.0 Q1 2020 Loan Portfolio $9.1 1-4 Fam 1st & 2nd $24.7 $4.38B Outstanding 3.8% 1.9% $38.2 5.5% HELOC CRE Non Own $41.9 6.1% Multifamily C&I $9.8 $22.7 CRE - OO 37.3% 1-4 Fam 1st & 2nd 7.8% Construction $16.8 $23.1 HELOC 12.2% Farm & Ag $0.5 C&I $0.8 Construction $8.0 Farm & Ag 12.6% 12.8% Consumer & all other $6.8 Consumer & all other . Figures in millions, Consumer & all other includes Leases 21 May 2020

ALLOWANCE FOR CREDIT LOSSES Drivers of Change Under CECL . New originations, . Changes in draws, amortize- econometric tion and payoffs factors . Changes in credit . Current period quality changes in GDP and unemploy- . Net of charge- 1.32% ment forecasts offs and of Total recoveries . CECL Day 1 1.15% Loans transition adjustment of Total . Includes Allowance Loans for Credit Losses (ACL) for Loans and 0.71% Total reserve build Leases of Total $8.4 million Q1 2020 . Does not include Loans reserve for off- balance sheet exposures on unfunded commitments . Dollars in thousands 22 May 2020

ALLOWANCE FOR CREDIT LOSSES

Allocation of Allowance by Segment

($ Thousands)	December 31, 2019 Probable Incurred Losses		January 1, 2020 CECL Adoption		March 31, 2020	
Allowance for Credit Losses	**Amount**	**% of Credit Outstanding**	**Amount**	**% of Credit Outstanding**	**Amount**	**% of Credit Outstanding**
CRE Owner Occupied	$ 2,325	0.43%	$ 4,316	0.79%	$ 5,451	0.99%
CRE Non-Owner Occupied	6,849	0.43%	14,981	0.93%	17,947	1.10%
Multifamily	2,203	0.43%	4,094	0.79%	5,140	0.92%
Farmland	617	0.43%	451	0.31%	713	0.50%
Total Commercial Real Estate	$ 11,994	0.43%	$ 23,842	0.85%	$ 29,251	1.01%
SFR Mortgage	$ 2,917	0.54%	$ 5,681	1.06%	$ 6,324	1.18%
SFR Equity Lines	5,572	1.67%	10,120	3.03%	10,522	3.08%
Automobile & Other	1,595	1.93%	2,566	3.10%	2,746	3.33%
Total Consumer	$ 10,084	1.06%	$ 18,367	1.92%	$ 19,592	2.05%
Commercial & Industrial	4,533	1.81%	2,505	1.00%	3,868	1.46%
Leases	21	1.64%	9	0.70%	11	0.65%
Ag Production	596	1.83%	485	1.49%	594	2.51%
Construction	3,388	1.36%	4,321	1.73%	4,595	1.90%
Allowance for Loan and Lease Losses	**$ 30,616**	**0.71%**	**$ 49,529**	**1.15%**	**$ 57,911**	**1.32%**
Reserve for Unfunded Loan Commitments	2,775		2,775		2,845	
Allowance for Credit Losses	**$ 33,391**	**0.78%**	**$ 52,304**	**1.21%**	**$ 60,756**	**1.39%**
Discounts on Acquired Loans	35,432		33,033		33,033	
Total ACL plus Discounts	**$ 68,823**	**1.60%**	**$ 85,337**	**1.98%**	**$ 93,789**	**2.14%**

- Dollars in thousands

trico bancshares

23 May 2020

ASSET QUALITY Non-Performing Assets as % of Total Assets Non-Performing Assets as a % of Total Assets 0.99% TCBK 0.85% 0.87% 0.87% Peers 0.78% 0.79% 0.67% 0.62% 0.62% 0.65% 0.58% 0.58% 0.55% NPAs have remained below peers 0.51% 0.54% 0.54% 0.51% 0.47% 0.46% 0.47% while loss coverage has expanded, 0.34% 0.36% 0.32% 0.30% 0.31% with CECL transition and allowance build up resulting in a coverage ratio in excess of 300%. 2017 2017 2017 2017 2018 2018 2018 2018 2019 2019 2019 2019 2020 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 COVERAGE RATIO 323% Allowance as a % of Non-Performing Loans TCBK Peers 182% 164% 170% 158% 159% 152% 131% 124% 123% 116% 116% 119% 144% 138% 135% 135% 125% 124% 121% 120% 119% 116% 111% 107% 2017 Q1 2017 Q2 2017 Q3 2017 Q4 2018 Q1 2018 Q2 2018 Q3 2018 Q4 2019 Q1 2019 Q2 2019 Q3 2019 Q4 2020 Q1 . Peer group consists of 99 closest peers in terms of asset size, range $4.3-8.7 Billion source: BankRegData.com 24 May 2020

DEPOSITS 25 May 2020

CONSISTENT AND BALANCED CORE DEPOSIT FUNDING* Time Deposits 8% Wtd.Avg.  Rate ‐ 1.23% Non Interest Bearing Savings 34% 35% Wtd.Avg.  Rate ‐ 0.23% Interest Demand 23% Wtd.Avg.  Rate ‐ 0.05% *Weighted average costs of deposits for the quarter ended 3/31/2020 26 May 2020

MARKET SHARE OF ALL BRANCHES SORTED BY ZIP CODE State  Deposits  Rank Institution Name Charter Market Share (Hdqtrd) ($000) 1 Wells Fargo Bank, N.A. SD Federal $ 35,520,322 27.7% 2Bank of America NC Federal $ 11,585,002 9.0% 3U.S. Bank, N.A. OH Federal $ 10,947,425 8.6% 4JPMorgan Chase Bank, N.A. OH Federal $ 6,062,088 4.7% 5Tri Counties Bank CA State $   5,347,670 4.2% 6MUFG Union Bank, N.A. CA Federal $   3,539,533 2.8% 7Bank of the West CA State $   3,213,296 2.5% 8HSBC Bank USA, N.A. VA Federal $   3,042,096 2.4% 9 Umpqua Bank OR State $   2,531,953 2.0% 10 Citibank, N.A. SD Federal $   2,317,000 1.8% Source: FDIC Summary of Deposits, June 2019 27 May 2020

CONSISTENT DEPOSIT GROWTH – ATTRACTIVE COST $6,000,000 CAGR – TO 3/31/2020* 0.50% 5 yrs. 10.0% 10 yrs. 11.1% $5,000,000 0.40% $4,000,000 0.30% $3,000,000 0.23% 0.22% 0.22% 0.20% 0.20% 0.15% 0.19% $2,000,000 Total Deposits (000’s) Total Total Cost of Deposits Total 0.10% 0.10% 0.09% 0.12% 0.10% $1,000,000 $0 0.00% 2014 2015 2016 2017 2018 Q1 Q2 Q3 Q4 Q1 2019 2019 2019 2019 2020 Total Deposits Cost of Deposits *Note: Q3 2018 includes acquisition of FNB Bancorp (Deposit cost of 0.28%) 28 May 2020

FINANCIALS 29 May 2020

NET INTEREST MARGIN – CONTRIBUTION FROM DISCOUNT ACCRETION 5.00% 0.12% 0.13% 0.10% 0.10% 0.16% 0.16% 0.09% 0.16% 0.12% 4.50% 4.00% 4.44% 4.39% 4.34% 4.39% 4.23% 4.22% 4.34% 4.52% 4.50% 3.50% 3.00% 2.50% 2.00% 1.50% 1.00% 2015 2016 2017 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Net Interest Margin Effect of Loan Discount Accretion 30 May 2020

RETURN ON AVERAGE ASSETS 1.45% 1.44% 1.43% 1.40% 1.40% 1.24% 1.20% 1.11% 1.03% 1.00% 1.00% 0.89% 0.80% 0.60% 0.40% 0.20% 0.00% 2015 2016 2017 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 31 May 2020

RETURN ON AVERAGE SHAREHOLDER’S EQUITY 12.00% 10.93% 10.75% 10.68% 10.42% 10.04% 10.03% 10.00% 9.47% 8.10% 8.00% 7.14% 6.00% 4.00% 2.00% 2015 2016 2017 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 32 May 2020

EFFICIENCY RATIO (FULLY TAXABLE EQUIVALENT) 70.0% 67.9% 68.0% 65.5% 66.0% 64.7% 63.7% 64.0% 62.0% 60.1% 60.1% 59.9% 59.8% 60.0% 58.8% 58.0% 56.0% 54.0% 52.0% 50.0% 2015 2016 2017 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 33 May 2020

DIVIDENDS PAID $0.90 $0.75 $0.22  $0.60 $0.19  $0.17  $0.15  $0.22  $0.45 $0.15  $0.17  $0.17  $0.15  $0.30 $0.13  $0.19  $0.17  $0.15  $0.17  $0.15 $0.13  $0.17  $0.19  $0.22  $0.11  $0.15  $0.15  $0.00 2015 2016 2017 2018 2019 2020 Annual  $0.52 $0.60 $0.66 $0.70 $0.82 $0.88* Dividends . 2020 Annual Dividends and CAGR are based on the annualized results for the first quarter. 34 May 2020

CAPITAL RATIOS 16.0% 15.2% 15.1% 15.1% 14.8% 14.9% 14.4% 14.5% 14.4% 14.1% 14.1% 14.2% 13.90% 13.7% 13.6% 14.0% 13.2% 13.4% 13.3% 13.2% 13.0% 12.8% 12.2% 12.5% 11.7% 11.7% 12.0% 10.6% 10.6% 10.2% 10.0% 9.5% 9.7% 10.0% 9.1% 9.3% 8.0% 6.0% 4.0% 2.0% 0.0% 2016 2017 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Common Equity Tier 1 Tier 1 Total Risk Based Tangible Common 35 May 2020

TRICO BANCSHARES IS COMMITTED TO: Improving the financial success and well-being of our shareholders, customers, communities and employees. 36 MayMay 2020 2020